UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 3, 2009
THE TALBOTS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12552	41-1111318

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Talbots Drive, Hingham, Massachusetts	02043

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (781) 749-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
     As previously reported, The Talbots, Inc. (“Talbots” or the “Company”) has been working with its existing lenders to amend its credit agreements to remove the financial covenants associated with those agreements.
     On March 3, 2009, Talbots entered into an amendment (the “Amendment”) to its $16 million revolving credit agreement dated January 25, 1994 with Sumitomo Mitsui Banking Corporation (“SMBC”). The Amendment has an effective date of February 5, 2009 and removes financial covenants previously contained in the agreement including the Leverage Ratio, Fixed Charge Coverage Ratio, and Net Worth requirement, as defined in the Agreement.
     The Company is still in discussions with its majority shareholder, Aeon (U.S.A.), Inc. to remove the financial covenants from its $50 million term loan credit facility.
     The foregoing summary is subject in all respects to the actual terms of the agreement, a copy of which is attached as Exhibit 10.1 to this Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Amendment, dated as of February 5, 2009, to revolving credit agreement between The Talbots, Inc. and Sumitomo Mitsui Banking Corporation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TALBOTS, INC.
Dated: March 9, 2009	By:	/s/ Carol Stone
	Name:	Carol Stone
	Title:	Senior Vice President, Finance